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                                                                 Exhibit 10.6

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                  THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") dated as of March 5, 1997, by and among the VOTING TRUST (the "VOTING TRUST) created under the Second Amended WABCO Voting Trust/Disposition Agreement, dated as of December 13, 1995 (the "VOTING TRUST AGREEMENT"), VESTAR EQUITY PARTNERS, L.P., a Delaware limited partnership ("VESTAR"), HARVARD PRIVATE CAPITAL HOLDINGS, INC., a Massachusetts corporation ("HARVARD"), AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND II, L.P., a Delaware limited partnership ("AIP"), and WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation ("WABCO"). The Voting Trust, Vestar, Harvard, AIP and WABCO are sometimes individually referred to as a "PARTY" and collectively the "PARTIES".

                  WHEREAS, this Agreement amends and restates the Stockholders Agreement dated as of January 31, 1995 (the "Existing Stockholder Agreement") by and among the Voting Trust, Scandinavian Incentive Holdings B.V. ("SIH") and WABCO, and to which Vestar/WABCO Investors, L.P., Vestar Capital Partners, Inc., William E. Kassling, Emilio A. Fernandez, and Incentive AB executed limited joinders;

                  WHEREAS, concurrently with this Agreement becoming effective Vestar, Harvard, AIP and members of WABCO's management are purchasing 6 million of the shares of Common Stock owned by SIH and WABCO is repurchasing 4 million of the shares of Common Stock owned by SIH (the purchase of such 10 million SIH Shares, the "SIH Repurchase"); and

                  WHEREAS, the Parties desire to set forth certain agreements with respect to the ownership of Common Stock by the Parties other than WABCO and certain other matters relating to WABCO.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the Parties hereby agree as follows:

1.       DEFINITIONS

         1.1 In addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

                  1.1.1 "ACT" shall mean the Securities Act of 1933, as amended.

                  1.1.2 "AFFILIATE" shall mean any entity which is now, or hereinafter becomes controlled by, or in control of, or in common control with, another entity. "CONTROL" shall mean more than fifty percent (50%) of the ownership interest or voting rights of any entity, directly or indirectly.


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                  1.1.3 "AIP Shares" shall mean the shares of Common Stock owned by AIP.

                  1.1.4 "ASSOCIATE" shall mean any natural person who is a partner, officer, director or employee of (i) another person,
                  (ii) a corporate general partner of a limited partnership or
                  (iii) a company or partnership that controls, is controlled by, or is under common control with, such person. "PERSON" shall mean an individual, corporation, partnership, association, joint-stock company, trust and unincorporated association.


                  1.1.5 "COMMON STOCK" shall mean shares of common stock, par value $.01 per share, of WABCO.

                  1.1.6 "ESOP" shall mean, collectively, the WABCO Employee Stock Ownership Plan effective January 1, 1995 and the WABCO Employee Stock Ownership Trust established effective January 1, 1995 pursuant to the WABCO Employee Stock Ownership Trust Agreement between WABCO and the U.S. Trust Company of California, N.A., as such plan and trust may be amended, modified or supplemented from time to time.

                  1.1.7 "HARVARD SHARES" shall mean the shares of Common Stock owned by Harvard.

                  1.1.8 "PULSE SHARES" shall mean the shares of Common Stock delivered by WABCO pursuant to that certain Asset Purchase Agreement dated as of January 23, 1995, by and among WABCO, Pulse Acquisition Corporation, Pulse Electronics, Incorporated and Pulse Embedded Computer Systems, Inc.

                  1.1.9 "QUALIFYING PUBLIC OFFERING" shall mean a sale of shares of Common Stock in a bona fide underwritten public offering that is registered under the Act and conducted in the United States in a manner reasonably designed to effect a broad distribution of such shares.


                  1.1.10 "SEC" shall mean the United States Securities and Exchange Commission.

                  1.1.11 "SIH SHARES" shall mean the 10,000,000 shares of Common Stock owned by SIH.

                  1.1.12 "TRUSTHOLDERS" shall mean the holders of Trust Certificates issued by the Voting Trust in exchange for shares of Common Stock.

                  1.1.13 "VESTAR SHARES" shall mean the shares of Common Stock owned by Vestar or Vestar Capital Partners, Inc.

                  1.1.14 "VOTING TRUST SHARES" shall mean the shares of Common Stock owned by the Voting Trust.


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2.       NOTICE OF CERTAIN ACTIVITIES

         2.1 Harvard hereby agrees that, so long as a Harvard representative is on the Board of Directors of the Company, Harvard shall provide prompt written notice to the Company if at any time Harvard competes with WABCO in the railway products or rail passenger transit business, PROVIDED, HOWEVER, that this covenant shall only apply with respect to investments by Harvard in excess of $10,000,000.

         2.2 Vestar hereby agrees that, so long as a Vestar representative is on the Board of Directors of the Company, Vestar shall provide prompt written notice to the Company if at any time Vestar or a wholly-owned subsidiary of Vestar competes with WABCO in the railway products or rail passenger transit business; PROVIDED, HOWEVER, that this covenant shall only apply with respect to investments by Vestar or any of its wholly-owned subsidiaries in excess of $10,000,000.


3.       CERTAIN PURCHASES AND CORPORATE MATTERS

         3.1 REPURCHASES. On or about the date hereof, (i) WABCO is acquiring from SIH 4,000,000 of the SIH Shares (the "SIH REPURCHASE"), and (ii) Vestar, Harvard, AIP and certain members of WABCO's management are collectively purchasing 6,000,000 of the SIH Shares.

         3.2 BY-LAWS. On or before the effective date hereof, the By-Laws of WABCO (the "BY-LAWS") shall be amended to read as set forth in EXHIBIT
         3.2 to this Agreement.


4.       MANAGEMENT OF WABCO

         4.1 BOARD OF DIRECTORS.

                  4.1.1  COMPOSITION.

                  (a) Subject to paragraphs (b) through (h) hereof, the Board of Directors of WABCO (the "BOARD") shall consist of such number of persons as is determined from time to time by the affirmative vote of a majority of the Directors then in office.

                  (b) The Board shall maintain a Nominating Committee, which Nominating Committee shall nominate persons to be elected to the Board as set forth in this Agreement. The Chairman of the Board shall have exclusive authority to select the members of the Board who will serve on the Nominating Committee, subject in any event to the provision in Section 4.1.1(h). At any time that a new Director is elected pursuant to the terms of this Agreement, the remaining Directors then in office shall have an obligation to ratify and approve such elections.

                  (c) The Nominating Committee shall nominate persons for election to the Board so that the Board shall be comprised of the following: (i) the Chief Executive of WABCO; (ii) another executive officer of WABCO; (iii) at least three individuals who are not employees of WABCO or any of its subsidiaries;
                  (iv) one individual designated by Vestar (the "Vestar Director") (so long as Vestar and its partners, and Vestar Capital and its stockholders and officers, and their respective Affiliates collectively and beneficially own at least 50% of the shares of Common Stock beneficially owned by Vestar and Vestar Capital immediately after the closing of the SIH Repurchase); (v) one individual designated by William E. Kassling (so long as Mr. Kassling


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                  and members of his immediate family and their Affiliates
                  collectively and beneficially own at least 50% of the shares of Common Stock beneficially owned by Mr. Kassling immediately after the closing of the SIH Repurchase); (vi) one individual designated by Harvard (the "Harvard Director") (so long as Harvard and its stockholders and officers and their respective Affiliates collectively and beneficially own at least 50% of the shares of Common Stock beneficially owned by Harvard immediately after the closing of the SIH Repurchase); and
                  (vii) Emilio A. Fernandez (so long as (x) Mr. Fernandez is able and willing to serve and (y) Mr. Fernandez and his immediate family and their Affiliates (the "FERNANDEZ GROUP") collectively and beneficially own at least 50% of the Pulse Shares. So long as Mr. Fernandez meets the qualifications set forth in the foregoing clause (vii), the Chairman of the Board shall direct the Nominating Committee to nominate Mr. Fernandez as a member of the Board of Directors.

                  (d) If requested by WABCO in order to comply with paragraph
                  (c) above, Vestar, Mr. Kassling and/or Harvard shall cause its designee for Director to resign effective at such time as Vestar, Mr. Kassling or Harvard, as the case may be, no longer has the ability to designate a Director pursuant to paragraph
                  (c) above, and Mr. Fernandez shall resign effective at such time as the Fernandez Group no longer beneficially owns at least 50% of the Pulse Shares.

                  (e) Vestar, Harvard and Mr. Kassling may, at any time during which their respective right to designate Directors is applicable, cause the removal of any Director designated by it or him and designate a new individual or individuals to serve as Director or Directors by prior written notice to the Nominating Committee, which shall promptly nominate such individual(s) for election to the Board. Except with respect to Mr. Fernandez, in the event of a vacancy on the Board of Directors caused by the death, resignation or removal of a Director prior to the fulfillment of his term, the Party or other person or entity originally designating such Director shall, so long as its right to designate such Director is applicable, designate an individual to serve as a successor Director and shall promptly notify the Nominating Committee of such action in writing, and the Nominating Committee shall promptly nominate such individual for election to the Board. The death, resignation or removal of Mr. Fernandez as a director shall terminate his right to serve on the Board of Directors, and the Fernandez Group shall have no right to designate a successor to fill any vacancy caused by such death, resignation or removal.

                  (f) Any person designated by Vestar, Harvard, Mr. Kassling or, in the case of Mr. Fernandez, the Chairman of the Board, as provided for herein shall be nominated by the Nominating Committee to be elected to the Board at the stockholders' meeting, or by the Directors already elected to the Board, as the case may be, voting in conformity with such nomination. In furtherance thereof, each of the Voting Trust, Vestar, Harvard, Vestar Capital, AIP, Mr. Kassling, Mr. Fernandez, Robert J. Brooks, Howard J. Bromberg and John M. Meister agrees to vote all of the shares of Common Stock and any other voting securities of WABCO from time to time held by it or him in favor of, and each of the Voting Trust, Harvard, Vestar Capital, AIP, Mr. Kassling, Mr. Fernandez, Mr. Brooks, Mr. Bromberg and Mr. Meister agrees to cause any shares of Common Stock or other WABCO voting securities as to which it or he from time to time has the right to direct the vote to be voted in favor of, and to take any other appropriate steps to cause, the election to the Board of individuals designated by Vestar, Harvard and/or Mr. Kassling and, in the case of Mr. Fernandez, the Chairman of the Board, and nominated by the Nominating Committee in accordance with this Section 4.1.1; PROVIDED, that Mr. Kassling shall not be deemed to control any shares of Common Stock held by the ESOP for purposes of this Section 4.1

                  (g) Each director elected in accordance with the foregoing paragraphs (b) through (f) shall be elected to one of three classes, as allocated by the Chairman of the Board in his sole discretion.


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                  Each director will be elected to hold office for a term
                  expiring at the third succeeding annual meeting. In all such cases, a Director's term of office shall continue until his successor is duly elected and qualified or until his earlier resignation or removal. Until such time as Vestar designates a new individual in accordance with this Section 4.1.1, James P. Kelley shall be the Vestar Director and shall continue in his current term as a Director. The Harvard Director shall fill the vacancy to be created by Mikael Lilius' resignation from the Board and shall be nominated for a full term expiring in 2000. Each other Director currently serving as such (with the exception of Mr. Lilius) will continue his present term.

                  (h) Each committee of the Board shall include either the Vestar Director or the Harvard Director (as determined by Harvard and Vestar) as one of its members.

                  4.1.2  POWERS AND MANAGEMENT.

                  (a) The Board of Directors shall have full power to control, manage and direct the business of WABCO and to take such actions as may be necessary to further the purposes of WABCO.

                  (b) The management of the business of WABCO shall be the responsibility of a Chief Executive Officer, to be appointed by the Board of Directors. William E. Kassling shall continue to be the Chief Executive Officer of WABCO and he shall continue to serve as Chief Executive Officer until replaced by the Board of Directors in accordance with the provisions of any employment agreement then in force between WABCO and Mr. Kassling. The Chief Executive Officer of WABCO shall, subject to subsection(a) above, be entitled to make all decisions regarding the ordinary course of business operations of WABCO according to good business practice.

                  (c) All of the Directors shall have one vote each. A quorum shall be constituted by a majority of the Directors then in office.

5.       TRANSFER OF SECURITIES

         5.1  NO TRANSFER.

                  5.1.1 Except as permitted by Section 5.2 hereof, until March 31, 2001, neither Vestar, Harvard, AIP nor the Voting Trust shall sell, transfer, assign, mortgage, change, hypothecate, give away or otherwise dispose of (collectively, "TRANSFER") any Common Stock owned or held by it. Any transfer contrary to the provisions of this Agreement shall be null and void. The foregoing shall not restrict (i) the transferability of interests in the Voting Trust so long as any such transfer does not affect the underlying Common Stock and (ii) the ability of Vestar Capital Partners, Inc. to pledge the 40,000 Vestar Shares currently held by Vestar Capital Partners, Inc.

                  5.1.2 No transfer of shares of Common Stock by Vestar, Harvard, AIP or the Voting Trust shall be permitted pursuant to Section 5.2 hereof except (i) pursuant to an effective registration statement covering such shares under the Act and any applicable state securities laws, (ii) in a transaction permitted by Rule 144 promulgated under the Act and as to which WABCO has received reasonably satisfactory evidence of compliance with the provisions of Rule 144, (iii) to a person whom the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Act purchasing for its own account or for the account of a Qualified Institutional Buyer that is aware that the transfer is being made in reliance upon Rule 144A promulgated under the Act, or (iv) upon receipt of a legal opinion in form and


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                  substance reasonably acceptable to WABCO rendered by counsel
                  (who may be an employee of the party for whom or on whose behalf the opinion is being rendered) reasonably satisfactory to WABCO to the effect that the transaction does not require registration under the Act and any applicable state securities laws. This Section shall not apply to transfers by Vestar, Harvard or AIP to their respective Affiliates as permitted by
                  Section 5.2.1.

                  5.1.3 At the request of WABCO, each share certificate for the Common Stock held by Vestar, Harvard, AIP or the Voting Trust shall be provided with the following legend:

                           "The shares of stock represented by this certificate are subject to, and may be sold, transferred, assigned, mortgaged, changed, hypothecated, given away or otherwise disposed of (collectively, "transferred") only in accordance with, the provisions of the Amended and Restated Stockholders Agreement dated as of March 5, 1997. The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be transferred , and Westinghouse Air Brake Company (the "Company") is not required to give effect to any attempted transfer, except in accordance with the terms of said Stockholders Agreement and (i) pursuant to an effective registration statement covering such security under the Act and any applicable state securities laws, (ii) in a transaction permitted by Rule 144 promulgated under the Act and as to which the Company has received reasonably satisfactory evidence of compliance with the provisions of Rule 144, (iii) to a person whom the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Act purchasing for its own account or for the account of a Qualified Institutional Buyer that is aware that the transfer is being made in reliance upon Rule 144A promulgated under the Act, or (iv) upon receipt of a legal opinion in form and substance reasonably acceptable to the Company rendered by counsel (who may be an employee of the party for whom or on whose behalf the opinion is being rendered) reasonably satisfactory to the Company to the effect that the transaction does not require registration under the Act and any applicable state securities laws."

         5.2  TRANSFERS ALLOWED.

                  5.2.1 On or prior to March 31, 1998 the Harvard Shares, the Vestar Shares and the AIP Shares may only be transferred (i) to Affiliates or partners of such transferor who agree in a writing, in form and substance reasonably satisfactory to WABCO, to be bound by and subject to the provisions of this Agreement , (ii) in connection with the exercise of "piggyback" registration rights granted to such transferor by WABCO, or (iii) in connection with any merger, consolidation, reorganization, recapitalization or similar transaction or any tender or exchange offer approved or recommended by WABCO's Board of Directors. After March 31, 1998 the Harvard Shares, the Vestar Shares and the AIP Shares may be transferred as permitted under the foregoing clauses (i), (ii) and (iii) and
                  (w) in a Qualifying Public Offering, (x) in any disposition to a person which, to the best knowledge of Harvard, Vestar or AIP, as the case may be, after due inquiry (it being understood that Harvard, Vestar and AIP may rely on representations and warranties made by such person and such person's Schedule 13D or Schedule 13G filings with the SEC unless Harvard, Vestar or AIP has actual knowledge that such Schedules are not accurate), will not beneficially own, together with such person's Affiliates, a number of shares of Common Stock then outstanding on a fully diluted basis which, when combined with the number of Harvard Shares, Vestar Shares or AIP Shares, as the case may be, being disposed of in such disposition would constitute more than 6% of the shares of Common Stock then outstanding on a


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                  fully diluted basis, (y) to or through any broker,
                  underwriter, placement agent or other financial intermediary, acting in such capacity, which undertakes in a writing reasonably satisfactory to WABCO to effect any subsequent transfer by it of such Harvard Shares, AIP Shares or Vestar Shares, as the case may be, in a Qualifying Public Offering or
                  (z) to any person (other than any person which, to the best knowledge of Harvard, Vestar or AIP, as the case may be, after due inquiry, is a competitor or customer of WABCO or has, prior to such sale, initiated or been an active participant in, an unsolicited change of control transaction by tender offer, proxy contest, consent solicitation or otherwise with respect to WABCO), provided that WABCO shall have a right of first offer with respect to any Harvard Shares, Vestar Shares or AIP Shares, as the case may be, proposed to be sold in accordance with this clause (z) pursuant to Section 5.2.2 hereof unless WABCO shall have approved of such transfer in writing.

                  5.2.2 If either Harvard, Vestar or AIP (the "SELLING PARTY") proposes to sell any Harvard Shares, Vestar Shares or AIP Shares, as the case may be pursuant to clause (z) of Section
                  5.2.1 hereof (a "THIRD PARTY SALE"), the Selling Party shall not transfer such Shares (the "OFFERED SHARES") without first offering the Offered Shares to WABCO in accordance with the following procedures. The Selling Party shall provide to WABCO written notice of its intention to sell (the "SALE NOTICE"), which Sale Notice shall include a request for WABCO to make a written offer (the "WABCO OFFER") to purchase for cash all of the Offered Shares. WABCO shall have the right to make a WABCO Offer for the Offered Shares by notifying the Selling Party (such notice being referred to as an "ELECTION NOTICE") at any time within 35 days of WABCO's receipt of the Sale Notice of WABCO's intent to make such WABCO Offer; PROVIDED, that any such Election Notice from WABCO shall be irrevocable, contain all of the material terms and conditions of the sale and be accompanied by a commitment letter from a bank or other responsible source of financing for such purchase or a certificate signed by the Chief Financial Officer of WABCO certifying that WABCO has sufficient funds to purchase the Offered Shares. If WABCO exercises its right to purchase the Offered Shares pursuant to the foregoing sentence, the closing of the purchase of the Offered Shares by WABCO shall take place at the principal offices of WABCO on a date specified by WABCO in the Election Notice, but in any event not later than 100 days after receipt by WABCO of the Sale Notice. On the closing date for such purchase, the Selling Party shall deliver the Offered Shares to WABCO free and clear of all liens, encumbrances and security interests and, in connection therewith, the Selling Party shall execute and deliver such agreements, documents and instruments, including stock powers, as WABCO shall reasonably require. If WABCO fails to deliver an Election Notice within 35 days of receipt by WABCO of the Selling Party Sale Notice or if WABCO otherwise advises the Selling Party in writing that WABCO does not intend to exercise its right to acquire the Offered Shares, the Selling Party shall be entitled to sell the Offered Shares to any other person without any requirements as to the terms and conditions of such sale; PROVIDED, that if the Selling Party does not sell the Offered Shares by the earlier to occur of 180 days from the expiration of WABCO's right to deliver an Election Notice or 180 days from written notice from WABCO that it does not intend to exercise its right to acquire the Offered Shares, the provisions of this Section 5.2.2 shall again apply to the Offered Shares.

                  If WABCO delivers its Election Notice for the Offered Shares within 35 days of receipt by WABCO of the Selling Party Sale Notice, the Selling Party shall be entitled to offer the Offered Shares to any person pursuant to a Third Party Sale at a price that is more favorable to the Selling Party than those set forth in the Election Notice, provided that any such sale must occur within 180 days of the date of delivery of the Election Notice.


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                  Notwithstanding the foregoing, if the Selling Party's Sale
                  Notice is in connection with any tender offer or exchange offer for outstanding Common Stock, WABCO shall be required to the extent WABCO desires to purchase the Offered Shares to exercise its right to so purchase, and to close such purchase of, the Offered Shares by the date which is the earlier of (i) 10 days following receipt of such Sale Notice and (ii) the business day prior to the expiration of such tender or exchange offer.

                  5.2.3 After March 31, 1998 Harvard, Vestar and AIP shall be permitted to sell Shares pursuant to and subject to the limitations set forth in Rule 144 of the SEC under the Act.

                  5.2.4 Notwithstanding any provision herein to the contrary, Trustholders (other than William E. Kassling, Robert J. Brooks, Howard J. Bromberg and John M. Meister, who shall be subject to Section 5.2.5 below) shall, to the extent permitted by the Voting Trust Agreement, be permitted to transfer Voting Trust Shares, withdraw Voting Trust Shares from the Voting Trust, and/or sell or otherwise dispose of Shares at any time. Upon expiration of the Voting Trust, Voting Trust Shares may be distributed in accordance with the terms thereof and such Voting Trust Shares will no longer be subject to Section 5.1.

                  5.2.5 (a) Except as permitted by Section 5.2.5(b), 5.2.5(c) and 5.2.5(d), until March 31, 2001, none of Messrs. Kassling, Fernandez, Brooks, Bromberg and Meister (collectively, the "Management Group") shall sell, transfer, assign, mortgage, change, hypothecate, give away or otherwise dispose of (collectively "transfer") any shares of Common Stock beneficially owned by him or any of his interest in the Voting Trust (treating any Common Stock held by the Voting Trust for the account of any member of the Management Group as Common Stock owned by such member).

                  (b) Subject to Section 5.2.5(f) below, each member of the Management Group shall be permitted to transfer shares of Common Stock beneficially owned by him at any time in accordance with the terms of Section 8 of the Voting Trust Agreement, as in effect on the date hereof, regardless of whether such person is a participant in the Voting Trust. Each member of the Management Group who is also a participant in the Voting Trust shall be permitted to withdraw shares of Common Stock from the Voting Trust at any time in accordance with the terms of the Voting Trust Agreement, as in effect on the date hereof.

                  (c) So long as any member of the Management Group continues to be an employee of WABCO or any of its subsidiaries, such member, together with his transferees permitted under this
                  Section 5.2.5, may transfer during each 12-month period following the effective date of this Agreement, in the aggregate, 5% of the shares of Common Stock beneficially owned by such member on the date of this Agreement.

                  (d) In the event that a member of the Management Group's employment with WABCO and its subsidiaries is terminated for any reason, such member, together with his transferees permitted under this Section 5.2.5, may transfer during each 12-month period following the effective date of such termination, in the aggregate, 20% of the shares of Common Stock beneficially owned by such member on the effective date of such termination. The restriction in this Section 5.2.5(d) may be waived by the Chairman of the Board of WABCO as to any member of the Management Group if such member delivers to the Chairman a request for waiver indicating that such waiver is required in order to alleviate personal hardship. The decision as to whether and to what extent to grant a waiver shall be in the sole discretion of the Chairman.


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                  (e) Each member of the Management Group agrees not to effect any public sale or distribution of shares of Common Stock owned by him or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, or any securities into which such securities are convertible or for which such securities are exchangeable or exercisable, during the 10 days prior to, and during the 90 day period beginning on, the effective date of any registration statement in which "Holders" (as defined in that certain Common Stock Registration Rights Agreement of even date herewith among the Company, Vestar, Harvard, AIP, the Voting Trust and certain other holders of shares of Common Stock) are participating in connection with an underwritten public offering of shares of Common Stock (except as part of such registration), if and to the extent reasonably requested in writing (with reasonable prior notice) by the lead managing underwriter of the underwritten public offering.

                  (f) Each member of the Management Group agrees that no shares of Common Stock (or any interests in the Voting Trust) beneficially owned by him, his spouse or his minor children will be transferred in a transfer permitted by this Section
                  5.2.5 (other than subsections (c) and (d) above) unless the transferee agrees in a writing, in form and substance reasonably satisfactory to WABCO, to be bound by and subject to the provisions of this Section 5.2.5.

                  (g) Shares of Common Stock beneficially owned by the Management Group are as follows:

                      William E. Kassling                   1,548,336 shares
                      Emilio A. Fernandez                     643,444 shares
                      Robert J. Brooks                        437,300 shares
                      Howard J. Bromberg                      640,200 shares
                      John M. Meister                         251,000 shares

                  It is agreed that the foregoing shares include all shares of Common Stock controlled by the Management Group and their respective spouses and minor children and that all of the foregoing shares shall be subject to this Agreement.

                  (h) Shares of Common Stock held by the ESOP shall not be deemed to be beneficially owned by any member of the Management Group for purposes of this Agreement. Shares of Common Stock held in the Voting Trust (other than shares deposited by members of the Management Group in the Voting Trust) also shall not be deemed to be beneficially owned by any member of the Management Group for purposes of this Agreement.

6.       ASSIGNMENT

         6.1 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns.

         6.2 Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties; provided, however, Vestar, Harvard and AIP shall have the right to assign their rights, interests and obligations hereunder to their respective Affiliates from time to time so long as such Affiliates agree in a writing, in form and substance reasonably satisfactory to WABCO, to be bound by and subject to the provisions of this Agreement.

7.       TERM

         7.1 This Agreement shall continue in effect (unless terminated by a mutual agreement of the Parties) until March 31, 2007.



8.       CONCILIATION AND ARBITRATION

         8.1 CONCILIATION. If any dispute, claim or difference arises out of or relating to this Agreement, or as to the rights and liabilities of the Parties hereunder or as to the breach or invalidity hereof, or in connection with the construction of this Agreement (each such event being hereinafter called a "DISPUTE"), the Parties shall use their best efforts to resolve the Dispute and, if they so desire, consult outside experts for assistance in arriving at such a resolution.

         8.2 ARBITRATION. (a) Any Dispute shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") effective as of the commencement of the arbitration(the "RULES"), except as such Rules may be modified as provided in this Agreement. The arbitration shall be held in New York, New York, unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction thereof; PROVIDED, HOWEVER, that nothing contained in this paragraph shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. The arbitral tribunal shall be composed of three(3) arbitrators, who shall be experienced commercial litigators admitted to practice law in the State of New York. If the Dispute is between two of the Parties, each Party shall appoint one arbitrator. If the Dispute is among more than two Parties hereto, the Parties shall mutually agree upon and appoint two arbitrators. If such Parties fail to nominate an arbitrator (in the case of a two-party Dispute) or if the Parties fail to agree upon two arbitrators (in the case of a more than two Party Dispute) in accordance with the two preceding sentences within thirty(30) days from the date when the notice of intention to arbitrate referred to in Rule 6 of the Rules (the "COMMENCEMENT NOTICE") has been received by the Respondent (as defined in the Rules) such appointment shall, upon written request by either or any Party (as the case may be) to the AAA, be made in accordance with Rule 14 of the Rules. The two arbitrators thus appointed shall attempt to agree upon the third arbitrator to act as chairperson of the arbitration tribunal. If said two (2) arbitrators fail to appoint the chairperson within thirty (30) days from the date of appointment of the second arbitrator, upon written request of either party to the AAA, such appointment shall be made in accordance with Rule 15 of the Rules. The arbitrators shall have no power to waive, alter, amend, revoke, or suspend any of the provisions of this Agreement, provided, however, that the arbitrators shall have the power to decide all questions with respect to the interpretation and validity of this Subsection 8.2. An arbitrator may not act as an advocate for the party nominating him, and all three arbitrators shall be impartial and unbiased. A majority vote by the three arbitrators shall be required on any decision made by them; PROVIDED, HOWEVER, that lacking such a majority in the case of questions of amounts of dollar or other quantities, the vote for the greatest amount or quantity shall be deemed to be a vote for the amount or quantity next in magnitude in order to form a majority for such vote. The arbitrators shall permit such discovery as they shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective. Any such discovery shall be limited to information directly relevant to the controversy or claim in arbitration and shall be concluded within thirty (30) days after the appointment of the arbitration panel. This agreement to arbitrate shall be binding upon the heirs or successors and the assigns and any trustee, receiver or executor of each party hereto. Except to the extent required by law or court or administrative order, no party, arbitrator, representative, counsel or witness shall disclose or confirm to any person not present at the arbitration hearings, any information about the arbitration proceeding or hearings, including the names of the parties and arbitrators, the nature and amount of the claims, the financial condition of any party, the expected date of hearing or the award made.

         (b) Subject to and not in any way limiting subsection (a) hereof, each of the parties hereto irrevocably consents to personal jurisdiction in any action brought in connection with this Agreement in the United Stated District Court for the Southern District of New York or any New York court of competent jurisdiction, including, but not limited to, any action to enforce an award rendered pursuant to subsection (a) hereof, and the Voting Trust and WABCO each hereby appoints Reed Smith Shaw & McClay, Attention: Ruth S. Perfido, Esq. as its agent for service of process, Vestar hereby appoints Vestar Capital Partners, Inc., Attention: Robert L. Rosner as its agent for service of process, Harvard hereby appoints Ropes & Gray, Attention: Larry J. Rowe as its agent for service of process and AIP hereby appoints American Industrial Partners Corporation, Attention: Ken Pereira as its agent for service of process. The submission of the Parties to jurisdiction as set forth in this subsection (b) does not constitute and shall not be deemed a consent to jurisdiction for any purpose other than those expressly set forth in this Agreement.

9.       GENERAL PROVISIONS

         9.1 NOTICES. Any notice, request, demand, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand,
         (ii) five business days after it is mailed certified or registered mail, return receipt requested with postage prepaid, (iii) when answered back if sent by telecopy (with receipt confirmed) or (iv) three business days after it is sent by express delivery service, as follows:

                  IF TO VESTAR:

                  c/o Vestar Capital Partners, Inc.
                  Seventeenth Street Plaza
                  1225 17th Street
                  Suite 1600
                  Denver, CO  80202

                  Attention: James P. Kelley
                  Fax:  303-292-6639

                  With a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017

                  Attention:  Peter J. Gordon, Esq.
                  Fax:  212-455-2502

                  IF TO THE VOTING TRUST:

                  c/o Westinghouse Air Brake Company
                  1001 Air Brake Avenue
                  Wilmerding, PA  15148

                  Attention:  William E. Kassling
                  Fax:  412-825-1156

                  With a copy to:

                  Reed Smith Shaw & McClay
                  435 Sixth Avenue
                  Pittsburgh, PA  15219

                  Attention:  David L. DeNinno, Esq.
                  Fax:  412-288-3063

                  IF TO HARVARD:

                  c/o Harvard Private Capital Group, Inc.
                  600 Atlantic Avenue, 26th Floor
                  Boston, Massachusetts 02100

                  Attention:  John Sallay
                  Fax:  617-523-1063

                  With a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110-26242

                  Attention:  Larry J. Rowe, Esq.
                  Fax:  617-951-7050

                  IF TO AIP:

                  American Industrial Partners
                  551 Fifth Avenue
                  Suite 3800
                  New York, NY  10176

                  Attention:  Robert J. Klein
                  Fax:  212-986-5099

                  With a copy to:

                  American Industrial Partners
                  One Maritime Plaza
                  Suite 2525
                  San Francisco, CA  94111

                  Attention:  Ken Pereira
                  Fax:  415-788-5302

                  IF TO WABCO:

                  Westinghouse Air Brake Company
                  1001 Air Brake Avenue
                  Wilmerding, Pennsylvania  15148

                  Attention:  William E. Kassling
                  Fax:  (412)  825-1156

                  With a copy to:

                  Reed Smith Shaw & McClay
                  435 Sixth Avenue
                  Pittsburgh, PA  15219

                  Attention:  David L. DeNinno, Esq.
                  Fax:  412-288-3063

         Any Party may change its address specified for notices here in by designating a new address by notice in accordance with this Section.

         9.2 WAIVER. Any failure on the part of either Party hereto to comply with any of its obligations, agreement or conditions hereunder may be waived by the other Party. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing wavier.

         9.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, executors, administrators, successors and assigns as permitted by the terms of this Agreement.

         9.4 SEVERABILITY. If any provision of this Agreement should be or become fully or partly invalid or unenforceable for any reason whatsoever or violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is to be deleted from this Agreement, and the remainder of this Agreement shall be deemed valid and binding as if such provision were not included herein. There shall be substituted for any such provision deemed to be deleted a suitable provision which, as far as it is legally possible, comes nearest to what the Parties desired or would have desired according to the sense and purpose of this Agreement had this been considered when concluding this Agreement.

         9.5 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference only, and do not constitute a part of this Agreement.

         9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties as to the subject matter hereof and supersedes any other agreements, representations, warranties, or communications, whether oral or written, among the Parties (or their Affiliates) relating to the subject matter hereof. Each of WABCO, the other parties hereto and, by its execution and delivery of its termination letter, SIH hereby acknowledges and agrees that the Existing Stockholders Agreement is amended and restated in full by this Agreement and that all obligations owed by SIH and its Affiliates to WABCO under the Existing Stockholders Agreement (other than under Section 10 thereof) are terminated effective upon the effectiveness of this Agreement.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and such laws shall also govern in the settlement by arbitration or otherwise of any and all disputes arising between the Parties as well as the validity of the arbitration clause in Section 11 above.

         9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.9 EXHIBITS INCORPORATED. All Exhibits attached hereto are incorporated herein by reference, and all blanks in such Exhibits, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

         9.10 MODIFICATIONS. No modification, alteration, addition, change or amendment of the terms of this Agreement shall be binding on the Parties unless reduced to writing and duly executed by each of the Parties hereto in the same manner as the execution of this Agreement.

         9.11 EFFECT OF STOCK SPLITS, STOCK DIVIDENDS, ETC. If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of WABCO or another corporation, or if the outstanding number of shares of Common Stock is increased or decreased, in each case as a result of a stock dividend, stock split-up, reverse stock split-up, reorganization, reclassification, combination of shares, merger, consolidation or like event (collectively, a "STOCK EVENT"), the provisions of this Agreement shall apply to the shares or other securities acquired pursuant to such Stock Event (the "ADDITIONAL SHARES") to the extent (but only to the extent) that such provisions apply to the shares of Common Stock on which or as a result of which the Additional Shares are issued or paid to the holders thereof.

         9.12. EFFECTIVENESS. This Agreement shall become effective upon the consummation of the SIH Repurchase.

                  IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                             VESTAR EQUITY PARTNERS, L.P.

                             By:    VESTAR ASSOCIATES, L.P., its General Partner

                                    By:   VESTAR ASSOCIATES CORPORATION, its
                                          General Partner

                                          /s/ JAMES P. KELLEY
                                          ------------------------------
                                          By:  James P. Kelley
                                          Title:  Managing Director


                             HARVARD PRIVATE CAPITAL HOLDINGS, INC.

                             By:  /s/ MARK A. ROSEN
                                  ---------------------------
                             Its:  AUTHORIZED SIGNATORY


                             By:  /s/ MICHAEL B. EISENSON
                                  ---------------------------
                             Its:  AUTHORIZED SIGNATORY


                             VOTING TRUST

                             By:  /s/ ROBERT J. BROOKS
                                  ---------------------------
                             Its:  TRUSTEE


                             WESTINGHOUSE AIR BRAKE COMPANY

                             By:  /s/ ROBERT J. BROOKS
                                  ---------------------------
                             Its:  VICE PRESIDENT AND SECRETARY

                             AMERICAN INDUSTRIAL PARTNERS
                             CAPITAL FUND II, L.P.

                             By: American Industrial Partners II, L.P., its General Partner

                                    By:   American Industrial Partners
                                          Corporation, its General Partner

                                          /s/ THEODORE C. ROGERS
                                          ----------------------------
                                          By:  Theodore C. Rogers
                                          Title:  Chairman

                                     JOINDER

         Vestar Capital Partners, Inc. joins in this Amended and Restated Stockholders Agreement for the limited purpose of agreeing to be bound by and to be entitled to the benefits of Sections 2, 4 and 5 hereof.



                                              VESTAR CAPITAL PARTNERS, INC.

                                              By:  /s/ JAMES P. KELLEY
                                                   --------------------------
                                              Name:  James P. Kelley
                                              Title:  Managing Director

                                    JOINDER

         The undersigned join in this Amended and Restated Stockholders Agreement for the limited purpose of agreeing to be bound by and to be entitled to the benefits of Sections 4 through 9 hereof.

                                              /s/ WILLIAM E. KASSLING
                                              -----------------------------
                                                  William E. Kassling

                                              DAVIDECO, INC.

                                              By:  /s/ WILLIAM E. KASSLING
                                                   ------------------------
                                              Its:  DIRECTOR

                                              /s/ EMILIO A. FERNANDEZ
                                              -----------------------------
                                              Emilio A. Fernandez

                                              /s/ OFELIA FERNANDEZ
                                              -----------------------------
                                              Ofelia Fernandez

                                              /s/ ROBERT J. BROOKS
                                              -----------------------------
                                              Robert J. Brooks


                                              SUEBRO, INC.

                                              By:  /s/ ROBERT J. BROOKS
                                                   ------------------------
                                              Its:  PRESIDENT

                                              /s/ JOHN M. MEISTER
                                              -----------------------------
                                              John M. Meister